SCHEDULE 14A
                                (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[ ] Definitive proxy statement
[X] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                        HEALTH OUTCOMES MANAGEMENT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

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     (1)  Title of each class of securities to which transaction applies:
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          pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)
     (4)  Proposed maximum aggregate value of transaction:
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[ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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


September 12, 1997



Shareholders of Health Outcomes Management, Inc.



Dear Shareholders:

This letter is to confirm to you that the meeting of shareholders on September 18, 1997 will take place as scheduled, as set forth in the proxy materials dated August 7, 1997 previously provided to you. If you desire to vote for Management's four nominees and have not returned your white proxy card (i.e., the company's proxy card), please contact us to provide for its delivery at the annual meeting. Although we have been in discussions with representatives of the Greenstein Group, we have not been able to reach a resolution of our differences. Accordingly, we feel that it is appropriate to proceed with the meeting and election as originally scheduled.

If you have questions or concerns, please do not hesitate to contact the company.


Very truly yours,

/s/  William A. Peter, Jr.

William A. Peter, Jr.
President, CEO

WP:jav